UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             RED HOT CONCEPTS, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                             RED HOT CONCEPTS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD WEDNESDAY, JULY 16, 1997


         The Annual Meeting of Shareholders of Red Hot Concepts, Inc. will be held at the offices of Reed Smith Shaw & McClay at 1301 K Street, N.W., Suite 1100 - East Tower, Washington, DC on Wednesday, July 16, 1997 at 11:00 a.m. for the following purposes:

     1.   To elect three Directors for the following year;

     2.   To vote on adoption of the Company's 1996 Stock Incentive Plan;

     3. To vote on adoption of the Company's 1997 Consultants and Advisors Plan; and

     4. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on May 20, 1997 as the record date for the meeting. Only shareholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment thereof. If you are present at the meeting, you may vote in person even though you have previously delivered your proxy.

The enclosed proxy is being solicited on behalf of the Company.


                                   By Order of the Board of Directors




                                   H. Michael Bush
                                   Secretary


SHAREHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE BUSINESS REPLY ENVELOPE PROVIDED. SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON.

                             RED HOT CONCEPTS, INC.

                       PROXY STATEMENT FOR ANNUAL MEETING
                           To Be Held on July 16, 1997


         This Proxy Statement is furnished in connection with the solicitation of proxies by the directors of Red Hot Concepts, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the offices of Reed Smith Shaw & McClay at 1301 K Street, N.W., Suite 1100 - East Tower, Washington, DC at 11:00 a.m. on Wednesday, July 16, 1997 (the "Annual Meeting"). The proxy may be revoked at any time prior to voting thereof by notifying the persons named in the proxy of the intention to revoke, by execution and delivery of a later dated proxy or by appearing at the Annual Meeting and voting in person the shares of common stock ("Shares") to which the proxy relates. Shares will be voted in accordance with the instruction indicated in a properly executed proxy. If no instructions are indicated, such Shares will be voted as recommended by the directors.

         This Proxy Statement and the enclosed proxy were mailed on or about June 16, 1997 to shareholders of record at the close of business on May 20, 1997 (the "Record Date"). The Company has mailed each Shareholder of record as of the Record Date an Annual Report that includes audited financial statements for the year ended December 29, 1996.

         The holders of a majority of the Shares entitled to vote present at the Annual Meeting in person or represented by proxies will constitute a quorum for the transaction of business. At the close of business on the Record Date, the Company had 10,262,347 Shares outstanding and entitled to vote. Each Share has one vote on all matters including those to be acted upon at the Annual Meeting.

         In the election of directors, the three nominees receiving a plurality of the votes cast at the meeting shall be elected. Approval of all other matters to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Annual Meeting.

         The mailing address of the Company is 6701 Democracy Boulevard, Suite 300, Bethesda, MD 20817. Notices of revocation of proxies should be mailed to that address.

                         OWNERSHIP OF EQUITY SECURITIES

         The table below sets forth certain information as of March 17, 1997 regarding the beneficial ownership, as defined in regulations of the Securities and Exchange Commission, of Common Stock of (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee for director of the Company, and (iii) all directors and executive officers as a group. On March 17, 1997, there were 10,262,347 shares of the Company's Common Stock outstanding. Unless otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table below was furnished by the persons listed. "Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange
Commission and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person.


Names and Address of                 Amount and Nature of        Percentage of
  Beneficial Owner                   Beneficial Ownership            Class

Woodland Limited Partnership(1)            3,737,500                   36%
1301 K Street, N.W.
Washington, DC  20005

Colin Halpern                                    -0-                  -0-

Norman Abdallah                                  -0-                  -0-

Melvin F. Lazar                                5,000(2)                *

Robert P. Flack                                5,000(2)                *

Franklen M. Abelman                            5,000(2)                *

All directors and executive
officers as a group (6 persons)               20,000                   *
---------------------
* Less than 1%

(1) Woodland Group is the General Partner of Woodland Limited Partnership. Woodland Group is owned one-third by Mr. Jay Halpern, one-third by Ms. Nancy Gillon and one-third by Mrs. Gail Halpern. Gail Halpern is the wife of Colin Halpern. Jay Halpern and Nancy Gillon are the children of Gail and Colin Halpern. By reason of their indirect ownership of 100% of Woodland Limited Partnership, Mr. Halpern, Ms. Gillon and Mrs. Halpern may be deemed to have a beneficial interest in the shares owned by Woodland Limited Partnership. Messrs. Halpern, Ms. Gillon and Mrs. Halpern disclaim beneficial ownership of such securities.

(2) Represents options to purchase shares of Common Stock exercisable within 60 days of March 17, 1997.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, three Directors are to be elected, each to hold office until the next annual meeting of Shareholders and until his or her successor is duly elected and qualified, except in the event of death, resignation or removal. Unless otherwise specified, proxies solicited hereby will be voted "FOR" the election of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. No circumstances are presently known that would render any nominee named herein unavailable.

         The nominees, their ages, the year of election of each of the nominees for the Board of Directors, their principal occupations during the past five years or more, and directorships of each in public companies in addition to the Company, are as follows:

         Colin Halpern, age 60, has served as Chairman of the Board of the Company since June 1994 and served as President of the Company from June 1994 to August 1996. And, again since May 1997. He also currently serves as President, Secretary, Treasurer and Director of Crescent Capital, Inc., Chairman of the Board of International Franchise Systems, Inc., Director of Lafayette Industries, Inc., and President, Chief Executive Officer, and Chairman of the Board of Directors of NPS Technologies Group, Inc., all of which are public companies. He has held these positions since July 1994, December 1993, January 1992 and August 1983, respectively. Mr. Halpern also served as Executive Vice President of Lafayette Industries from January 1992 through December 1996. Colin Halpern also served as President of International Franchise Systems, Inc. from December 1993 through May 1996. From 1985 to the present, Mr. Halpern has served as the Chairman of Universal Service Corp. Mr. Halpern was formerly the Chairman and Chief Executive Officer of DRC Industries, Inc., a company which, from November 1975 through October 1985, had a Budget Rent-A-Car master license agreement for the New York metropolitan area, including LaGuardia and John F. Kennedy Airports.

         In June 1991, the SEC sought and received, and NPS Technologies Group, Inc. ("NPS") consented to the entering of, an order against NPS and its officers and employees that required NPS to file certain periodic reports with the SEC that had not been timely filed and permanently restrained and enjoined NPS and such officers and employees from failing to file in proper form with the SEC accurate and complete reports required to be filed by NPS pursuant to the rules and regulations of the SEC. Mr. Halpern is the President and Director of NPS, which is currently inactive. Since June 1991, certain of NPS' reports have not been timely filed by NPS and other reports have not been filed in proper form. The SEC has taken no further action against NPS or any of its officers and employees.

         Melvin F. Lazar, age 57, has been an outside Director of the Company since June 1994. Mr. Lazar is the founding partner of Lazar, Levine & Company, a New York City CPA firm which is in its twenty-sixth year of operation. Mr. Lazar received a Bachelor of Business Administration degree from The City College of New York in 1960. He is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and is currently serving on the NYSSCPA Committee on Cooperation with Stock Exchanges and Investment Bankers as well as the Committee on Cooperation with Financial Media. Mr. Lazar has been licensed in the State of New York as a Certified Public Accountant since 1964. Mr. Lazar specializes in both litigation support services and assisting companies with merger and acquisition activities. He has assisted companies with funding requirements including venture, equity and debt financing and has serviced public and privately owned companies for over thirty years. Mr. Lazar is also a director of International Franchise Systems, Inc.

         Robert Pace Flack, age 59, has served as a director of the Company since December, 1995. Since December, 1995, he has served as Chief Executive Officer, President and Director of Kona Restaurant Group, Inc. He is also currently serving as a management consultant for business development and for the food service industry as a director of Business Development Services, a private company. From June 1989 to December 1994, Mr. Flack has held several positions and most recently served as the President and Chief Executive Officer of Sonic Industries, a NASDAQ listed, fast food service, drive-in restaurant chain with over 1,300 outlets, 90% of which are franchised. He has served in senior management positions with several restaurant companies including El Chico Corporation (NASDAQ), Pizza Inn, Inc. (AMEX) and Village Kitchen Foods, Inc. Mr. Flack is a member of the National Restaurant Association and the International Franchise Association. Mr. Flack is also a director of International Franchise Systems, Inc. and of Lincoln National Bank, Oklahoma.

         Franklen Myles Abelman, age 55, has served as a director of the Company since December 1995. Mr. Abelman is currently serving as Regional General Counsel for British American Tobacco. From 1992 through 1995, Mr. Abelman as an independent consultant in franchising, distribution and business development to entities involved in international development, particularly with respect to operations in the Far East, Europe and the Middle East. His clients include public and privately owned companies and franchise operations such as Roasters Corporation (for which he served as Vice President - International Development through 1995), Foodmaker, Carvel, Dairy Queen, Pepsico, Inc., Medvest and Brown and Williamson. From 1983 to 1992, Mr. Abelman was employed by Pepsico, Inc. and served as Vice President and General Counsel of Kentucky Fried Chicken
International where he was responsible for managing the legal department and franchising operations of the Company's international division in 65 countries. Mr. Abelman is a director of Perfect Delivery, Inc. and of Foodco International, Ltd., both private companies. Mr. Abelman is also a director of International Franchise Systems, Inc.

Director Compensation

         Directors who are officers or employees of the Company receive no additional compensation for service as members of the Board of Directors or committees thereof. Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may from time to time determine. Non-employee directors receive an annual fee of $5,000 and a fee of $1,000 for each board, committee, and shareholder meeting attended. Non-employee directors participate in the Company's 1996 Non-Employee Directors Stock Option Plan. Pursuant to the Company's plan, on the first business day of each January, April, July and October, each non-employee director is automatically granted an option to purchase 5,000 shares of Common Stock. The options are exercisable after the first anniversary of the grant for a period of ten years. During fiscal year 1996, Messrs. Abelman, Flack and Lazar each were granted an option to acquire 5,000 shares of Common Stock at an exercisable price of $2.52 and 5,000 shares at an exercisable price of $2.875. Mr. Halpern was granted an option to acquire 5,000 shares of Common Stock at an exercisable price of $2.875.

Meetings and Committees of the Board of Directors

         The Board of Directors ("Board") held five meetings in 1996. The Compensation and Stock Option Committee ("the Compensation Committee") which currently consists of Messrs. Lazar and Flack evaluates the performance of and makes compensation recommendations for senior management, including the President and directs the administration of and make determinations under the Company's Stock Option and Incentive Plan. Messrs. Lazar and Flack are the members of the Compensation Committee. The Compensation Committee met once in 1996. The Company does not have a standing audit or nominating committee.

         Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal year 1996 and
(ii) the total number of meetings held by all committees of the Board of Directors during fiscal year 1996 on which such person served.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth the aggregate cash compensation paid by the Company on an annualized basis for the fifty-two weeks ended December 29, 1996, to those executive officers whose salary and bonus exceeded $100,000 and the Chief Executive Officer.

                                                                                         Long-Term Compensation
                   Annual Compensation                                                            Awards

     Name and                                         Other Annual     Restricted       Securities        All Other
     Principal                              Bonus    Compensation(2)     Stock          Underlying    Compensation
     Position       Year     Salary($)         ($)        ($)          Award(s) ($)     Options(#)            ($)
Colin Halpern       1996      72,000           0          15,840           0              5,000               0
Chairman (1)        1995      72,000           0          60,156           0                  0               0

Norman Abdallah     1996      88,333      20,000(3)          ---                         40,000               0
President

H. Michael Bush     1996      50,000      10,000(3)          ---            0            90,000               0
Chief Financial Officer,
Secretary

(1) Colin Halpern served as President from January 1996 to August 1996 and again since May 1997.

(2) For 1996, Mr. Halpern's other annual compensation includes $15,840 for car allowance and for 1995, Mr. Halpern's other annual compensation includes $15,840 for car allowance and $32,760 for housing allowance. Where no amount is given, the dollar value of perquisites paid to the named executive officer does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported.

(3)  Represents amounts paid under the Company's bonus plan.

Stock Option Grants


         The following tables set forth, as to the named executive officers, certain information relating to options for the purchase of Common Stock granted and exercised during fiscal year 1996 and held at the end of fiscal year 1996.

                                         Option Grants in Last Fiscal Year
                                            Individual Grants

Name                       Options             % of Total Options    Exercise         Expiration
                           Granted          Granted to Employees      or Base            Date
                               #                in Fiscal Year         Price
Colin Halpern               5,000(1)                 (1)               $2.875         10/01/06
Norman Abdallah           400,000(2)                 73%                1,875         08/20/06
H. Michael Bush            15,000(2)                  3%                1,750         03/07/06
                           75,000(2)                 14%                1,875         08/20/06

(1) Represents options granted under the Company's 1996 Non-Employee Director Plan. Mr. Colin Halpern was not an executive officer of the Company at the time of grant. Such options are exercisable after the first anniversary of the grant until ten years from the date of grant.

(2) 1/3 of such options are exercisable on the first anniversary date of the grant, 1/3 are exercisable on the second anniversary date of the grant and the remaining 1/3 are exercisable on the third anniversary date of the grant. No option is exercisable after the expiration of ten years from the date of grant.


                                   Aggregated Option Exercises in Last
                                   Fiscal Year and FY-End Option Values

Name              Shares           Value    # of Securities  # of Securities     Value of          Value of
                  Acquired on    Realized      Underlying      Underlying      Unexercised       Unexercised
                  Exercise          ($)       Unexercised      Unexercised     In-the-Money      In-the-Money
                      (#)                       Options at      Options at       Option at        Option at
                                                 FY-End           FY-End        FY-End (1)        FY-End (1)
                                               Exercisable     Unexercisable     Exercisable     Unexercisable
Colin Halpern          0             0             0                 5,000           0                   *
Norman Abdallah        0             0             0               400,000           0             $350,000
H. Michael Bush        0             0             0                15,000           0               15,000
                       0             0             0                75,000           0               65,625

         * At fiscal year-end, the Company stock was trading at a price less than the option price of the grant.

(1) Represents the difference between the option exercise price and the closing market price for the Company's Common Stock on December 29, 1996 ($2.75).

                              CERTAIN TRANSACTIONS


Transactions with Affiliates

         The Company has entered into several transactions with affiliates. The Company believes that the terms of the transactions with affiliates are on terms at least as favorable as could have been obtained from unaffiliated third parties. The Company will require that in the future, transactions with affiliates will continue to be made on terms the Company believes are at least as favorable as those obtainable from unaffiliated third parties.

Amounts due to International Franchise Systems, Inc.

         The Company has entered into an agreement with International Franchise Systems, Inc., ("IFS"), a company indirectly controlled by Woodland Limited Partnership, the holder of 36% of the Company's Shares, which allows the Company to sublease its principal place of business which is located at Unit 6, Maryland Road, Tongwell, Milton Keynes in the U.K. The leased space is approximately 800 square feet and houses the administrative offices. The monthly rent payable by the Company is $ 933.

         The Company also subleases from IFS space for its U.S. office on a month to month basis. The rent payable during the term of the lease is approximately $1,508 per month.

         At December 31, 1995, IFS had advanced funds to the Company in the amount of $183,635. During 1996, the entire amount was repaid. IFS charges a management fee to the Company for administrative services. For the years ended December 29, 1996 and December 31, 1995, the management fee was $25,000 and $36,000, respectively. At December 29, 1996, the Company's U.K. subsidiary is owed $29,785 from the U.K. subsidiary of IFS.

Amounts due to Woodland Limited Partnership

         From time to time, Woodland Limited Partnership has advanced funds to the Company. As of December 29,1996, the total amount due to Woodland was $1,940,342 consisting of short-term advances of $940,342 and a short-term note-payable of $1,000,000. On December 31, 1995, the Company owed Woodland Limited partnership $89,709. All amounts were advanced on a short-term basis and are non-interest bearing.

Advances to Norman Abdallah

         During fiscal year 1996, the Company loaned Norman Abdallah $100,000 repayable monthly over a 24 month period at an interest rate of 6% per annum. The Company also issued short-term advances of $3,014.

                         PROPOSAL TO ADOPT THE COMPANY'S
                            1996 STOCK INCENTIVE PLAN

         On December 18, 1996, the Board of Directors of the Company adopted the Red Hot Concepts, Inc. 1996 Stock Incentive Plan (the "Plan") subject to approval of shareholders being sought herein. The Plan is intended to recognize the contributions made to the Company by employees (including employees who are directors), to provide such persons with additional incentive to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate individuals upon whom the Company's sustained growth and financial success depend. The Plan does this by providing such persons with an opportunity to acquire or increase their proprietary interests of the Company through the grant of options to acquire the Company's Common Stock. Options granted under the Plan to employees may be "incentive stock options" ("ISOs") within the meaning of Section 422(b) of the Internal Revenue Code of 1986 (the "Code"), or may be options not intended to be ISOs ("non-qualified stock options").

         The key provisions of the Plan are as follows:

         Pursuant to the Company's Stock Incentive Plan (the "Stock Plan" or the "Plan"), officers and key employees of the Company will be eligible to receive awards of stock options and limited stock appreciation rights. Options granted under the Stock Plan may be ISOs within the meaning of Section 422 of the Code, or non-qualified stock options ("NQSOs"). Limited Stock Appreciation Rights ("LSARs") may be granted simultaneously with the grant of an option or, in the case of NQSOs, at any time during its term. The Company has reserved 800,000 shares of the Common Stock for issuance of awards under the Stock plan subject to anti-dilution and similar adjustments.

         The Stock Plan is administered by the Compensation Committee of the Company's Board of Directors. Subject to the provisions of the Stock Plan, the Committee will determine the type of award, when and to whom awards will be granted, and the number of shares covered by each award. The Committee also will determine the terms, provisions and kind of consideration payable (if any), with respect to awards. In addition, the Committee will have sole discretionary authority to interpret the Stock Plan and to adopt rules and regulations for administering the Plan. In determining the persons to whom awards will be granted and the number of shares covered by each award, the Committee may take into account the contribution to the management, growth and/or profitability of the business of the Company by the respective persons and such other factors as the Committee may consider relevant.

         An option may be granted on such terms and conditions as the Committee may impose, and generally may be exercised for a specified period not to exceed 10 years from the date of grant. Options must be granted with an exercise price equal to the "Fair Market Value" (as defined in the Stock plan) on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to "Ten Percent Stockholders" (as defined in the Stock Plan). The Committee may provide for the payment of the option price in cash, by delivery of other Common Stock having a Fair Market Value equal to such option price or by a combination of these two payment methods.

         The Company's Board of Directors may at any time suspend, amend, modify or terminate the Plan. However, unless required by the Securities Exchange Act of 1934 or approved by the Company's shareholders, no change may (i) increase the number of shares as to which options may be granted under the Plan (except for adjustments provided for in the Plan to reflect stock dividends or other recapitalizations affecting the number or kind of outstanding shares), (ii) change in any way the class of employees eligible to receive ISOs under the Plan, (iii) extend the duration of the Plan, or (iv) become effective if advance shareholder approval is required by law, regulation, rule or order. In addition, no such change may adversely affect any option previously granted, except with the written consent of the optionee or as required by law.

         Taxation of ISOs. In general, a recipient of an ISO will not recognize taxable income upon either the grant or exercise of the ISO. Instead, the option holder will recognize long-term capital gain or loss on the disposition of the shares acquired under an ISO, so long as the option holder does not dispose of those shares within two years from the date the ISO was first granted or within one year after the shares were transferred to such option holder. Currently for regular federal income tax purposes, long-term capital gain is taxed at a maximum rate of 28%, while ordinary income may be subject to a maximum rate of 39.6%. If the option holder satisfies both the foregoing holding periods, the Company will not be entitled to a deduction by reason of the grant or exercise of an ISO.

         As a general rule, if the option holder disposes of the shares acquired through the exercise of an ISO before satisfying the holding period requirements (a "disqualifying disposition"), the gain recognized by the option holder on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between (a) the lesser of the fair market value of the shares on the date of exercise or the amount received for the shares in the disqualifying disposition, and (b) the adjusted basis of the shares. The Company also will be entitled to an income tax deduction in that amount. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending on the length of time the option holder held the shares prior to the disposition.

         The amount by which the fair market value of a share at the time of exercise exceeds the option price will be included in the computation of the option holder's "alternative minimum taxable income" in the year the option holder exercises the ISO. Currently, the maximum alternative minimum tax rate is 28%. If an option holder pays alternative minimum tax with respect to the exercise of an ISO, the amount of the tax paid will be allowed as a credit against regular tax liability in subsequent years.

         Taxation of Non-Qualified Stock Options. A recipient of a non-qualified stock option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. Instead, the option holder will recognize ordinary income in the taxable year in which the option holder exercises the non-qualified stock option, in an amount equal to the excess of the fair market value of the shares received upon exercise at the time of exercise of such options over the option price of the option. The Company will also be entitled to an income tax deduction in that amount. Upon disposition of the shares acquired under an option, an option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the shares were held prior to disposition, equal to the difference between the amount realized on disposition and the option holder's basis in a share subject to the option (which ordinarily would be the fair market value of the option shares on the date the option was exercised).

         Summary of Benefits under the Stock Incentive Plan. It is not possible to state the number of options or awards that may be granted in the future to any particular individual. No options were granted under the Plan during the last fiscal year. The following table sets forth the number of options and the option prices for options granted under the Plan during the last fiscal year:


                             Number of Shares
Name                         Subject to Option           Grant Price  ($)
----                        ------------------            -----------
Norman J. Abdallah                40,000                     1.877


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ABOVE PROPOSAL.

                         PROPOSAL TO ADOPT THE COMPANY'S
                       1997 CONSULTANTS AND ADVISORS PLAN


         On March 25, 1997 the Board of Directors of the Company adopted the Red Hot Concepts, Inc. 1997 Consultants and Advisors Plan (the "Plan"). The Plan is intended to recognize the contributions made to the Company by certain consultants and advisors of the Company (or any affiliate of the Company), to create a long-term mutuality of interest between the Company and such persons and to improve the ability of the Company to attract and retain highly qualified individuals to serve as consultants and advisors. The Plan does this by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of options to acquire the Company's Common Stock and through the award of Company Common Stock subject to conditions of forfeiture. Options granted under the Plan to consultants or advisors will be non-qualified stock options (that is, options that are not intended to be incentive stock options under Section 422(b) of the Internal Revenue Code).

         The key provisions of the Plan are as follows:

         Pursuant to the Company's Plan, consultants and advisors of the Company will be eligible to receive awards of stock options, and restricted stock options granted under the Plan will be non-qualified stock options. Restricted stock may be granted in addition to or in lieu of any other award granted under the Plan. The Company has reserved 250,000 shares of the Common Stock for issuance of awards under the Plan (subject to anti-dilution and similar adjustments).

         The Plan will be administered by the Compensation Committee of the Company's Board of Directors. Subject to the provisions of the Plan, the Committee will determine the type of award, when and to whom awards will be granted, and the number of shares covered by each award. The Committee also will determine the terms, provisions and kind of consideration payable (if any), with respect to awards. In addition, the Committee will have sole discretionary authority to interpret the Plan and to adopt rules and regulations for operating the Plan. In determining the advisors or consultants to whom awards shall be granted and the number of shares covered by each award, the Committee may take into account the contribution to the management, growth and/or profitability of the business of the Company by the consultants or advisors and such other factors as the Committee may consider relevant.

         An option may be granted on such terms and conditions as the Committee may approve, and generally may be exercised for a period of not more than 10 years form the date of grant. Generally, options must be granted at an exercise price which is no less than sixty percent (60%) of the "Fair Market Value" (as defined in the Plan) on the date of grant. The Committee may provide for the payment of the option price in cash, by delivery of other Common Stock having a Fair Market Value equal to such option price or by a combination of the two methods.

         The Company's Board of Directors may at any time suspend, amend, modify or terminate the Plan. However, unless required by the Securities Exchange Act of 1934, no such change may be made without shareholder approval where such approval is required by law, regulation, rule or order. In addition, no such change may adversely affect any option previously granted, except with the written consent of the optionee.

         Taxation of Non-qualified Stock Options. A recipient of a non-qualified stock option will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction by reason of the grant. Such an option holder will recognize ordinary income in the taxable year in which the option holder exercises the non-qualified stock option, in an amount equal to the excess of the fair market value of the shares received upon exercise at the time of exercise of such options over the option price of the option. The Company also will be entitled to an income tax deduction in that amount. Upon disposition of the share subject to the option, an option holder will recognize long-term or short-term capital gain or loss (depending upon the length of time the shares were held prior to disposition) equal to the difference between the amount realized on disposition and the option holder's basis in a share subject to the option (which ordinarily is the fair market value of the shares subject to the option on the date the option was exercised).

         Taxation of Awards of Restricted Stock. The tax treatment of stock awards is determined generally under the rules set forth in Section 83 of the Internal Revenue Code and the accompanying regulations. In general, if property is transferred in connection with the performance of services, the excess, if any, of the fair market value of the property received over the price paid for such property is included in the income of the person performing such services as ordinary income, at the time such property either ceases to be subject to a substantial risk of forfeiture or is transferable free of such risk of forfeiture. The fair market value of such property is generally measured at the time when the substantial risk of forfeiture lapses, when the property becomes transferable free of such risk of forfeiture, unless an election is made, as described below, to include the amount of any income at an earlier date.

         Any shares of Common Stock acquired by a recipient of a stock award will be treated as acquired in connection with the performance of services and should be considered to be subject to a substantial risk of forfeiture until the restrictions imposed on such recipient, if any, lapse. A recipient of a stock award who continues to be employed by the Company will recognize ordinary compensation income in each year in which the restriction on the stock (if any) lapse, equal to the fair market value of the stock as to which such restrictions lapse. The fair market value of the stock at the time the restrictions lapse will generally be the then-current market price. A stock award recipient's basis for determining gain or loss on a subsequent disposition of such shares will be the amount which the recipient included in income when the restrictions lapsed. Any gain or loss recognized on a disposition of the stock generally will be long-term or short-term capital gain or loss depending on whether the stock has been held for more or less than one year from the date the stock vested.

         The general rule described above does not apply if a stock award recipient elects, under Code Section 83(b), to recognize the fair market value of the stock awarded without taking into account the restrictions on such stock. Where such an election is made, the stock award recipient is not required to recognize additional income when the stock vests. The basis for determining gain or loss on a disposition of such stock will be the amount included in income pursuant to the Code Section 83(b) election. The gain or loss recognized on a disposition will be long or short-term capital gain or loss depending on whether the stock is held for more than one year from the date the stock was granted. If a recipient of such stock forfeits any share under the provision of the Plan, the recipient will not be entitled to deduct such a forfeiture as a loss even though the recipient included an amount in income by virtue of a Code Section 83(b) election.

         The Company will be entitled to a deduction in an amount equal to the income recognized by the recipient of a stock award when the restrictions on the stock lapse (or upon the earlier recognition of income where the recipient has made a Code Section 83(b) election).

         Summary of Benefits Under the Consultant and Advisors Plan. It is not possible to state the number of options or awards that might be granted in the future to any particular individual. No options or awards were granted under the Plan during the last fiscal year.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ABOVE PROPOSAL.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company from its inception has engaged the firm of Moore  Stephens,
P.C.  (formerly  Mortenson  &  Associates,   P.C.)  as  its  independent  public
accountants.

         A representative of Moore Stephens, P.C. will be present at the Annual Meeting, and will be given the opportunity to make any statement he desires to make and will be available to respond to questions.


                                  OTHER MATTERS

         Management does not know of other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the Shares represented by such proxy on such matters in accordance with their best judgment.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy is to be borne by the Company.

         In addition to the solicitation of proxies by the use of the mails, the Company may utilize some of its officers and employees (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone. The Company does not currently intend to retain a solicitation firm to assist in the distribution of proxy statements and the solicitation of proxies. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.


                             SHAREHOLDERS' PROPOSALS

         Any proposal which a Shareholder intends to present at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than December 15, 1997 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

         The Company will provide Shareholders, without charge, a copy of the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission for the year ended December 29, 1996, including the financial statements and schedules attached thereto, upon written request to H. Michael Bush, at Red Hot Concepts, Inc., 6701 Democracy Boulevard, Suite 300, Bethesda, MD 20817.


                                          By order of the Board of Directors



                                          H. Michael Bush
                                           Secretary


June 16, 1997

                             RED HOT CONCEPTS, INC.

             Proxy for Annual Meeting of Shareholders July 16, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Red Hot Concepts, Inc. appoints Melvin F. Lazar and Colin Halpern, and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in Red Hot Concepts, Inc. at the Annual Meeting of Shareholders to be held on Wednesday, July 16, 1997 and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting, upon the following matters:

1. To elect three Directors

  [  ] FOR all nominees listed below              [  ] WITHHOLD AUTHORITY
      (except as marked to the                        (to vote for all nominees
       contrary below)                                 listed below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

        Colin  Halpern            Melvin F. Lazar           Robert P. Flack

2. To approve the Red Hot Concepts, Inc. 1996 Stock Incentive Plan

         [  ] FOR               [  ] AGAINST              [  ] ABSTAIN


3. To approve the Red Hot Concepts, Inc. 1997 Consultants and Advisors Plan

         [  ] FOR               [  ] AGAINST              [  ] ABSTAIN


4. Such other matters as may properly come before the meeting at the discretion of the proxy holders.

                                  (Continued and to be signed on reverse side)

(Continued from reverse side)

PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE, THIS PROXY WILL BE VOTED (1) FOR THE NOMINATED DIRECTORS, (2) FOR THE PROPOSAL TO APPROVE THE 1996 STOCK INCENTIVE PLAN, (3) FOR THE PROPOSAL TO APPROVE THE 1997 CONSULTANTS AND ADVISORS PLAN AND, (4) FOR OR AGAINST ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDER,


                                    Date:  ______________________, 1997



                                           --------------------------------
                                                Signature of  Shareholder



                                           ---------------------------------
                                                Signature of Shareholder


                                  SIGNATURE (S) MUST CORRESPOND EXACTLY WITH NAME (S) AS IMPRINTED HEREON. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such, and if the signer is a corporation, please sign with the full corporate name by a duly authorized officer. If stock is held in the name of more than one person, all named holders must sign the proxy.